UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2014, Archer-Daniels-Midland Company (“ADM”), as performance undertaking provider; ADM Ireland Receivables Company Limited, a bankruptcy-remote indirect subsidiary of ADM organized under the laws of Ireland (“ADM Receivables Ireland”); ADM International Sàrl, an indirect subsidiary of ADM organized under the laws of Switzerland (“ADM International”), as master servicer; certain conduit and committed purchasers (the “Purchasers”); certain purchaser agents; SMBC Nikko Securities America, Inc., as administrative agent; BNP Paribas Trust Corporation UK Limited, as security trustee; and certain other subsidiaries of ADM, as equity owners of ADM Receivables Ireland, entered into a Receivables Transfer Agreement.

The Receivables Transfer Agreement and related transaction documents provide a receivables securitization facility under which ADM International and certain other members of the ADM consolidated group engaged in business outside the United States of America (the “Originators”) may obtain funding against certain of their accounts receivable (the “Receivables”). The securitization facility initially provides up to €280 million, or the equivalent of that amount in U.S. dollars or certain other currencies, of funding. If additional members of the ADM consolidated group join the facility, the aggregate funding amount may increase.

Under the securitization facility, the Originators sell the Receivables to ADM Receivables Ireland, which in turn may obtain funding from time to time from the Purchasers by requesting an incremental investment in the Receivables. Upon the initial investment, ADM Receivables Ireland transfers its interests in the Receivables to the Purchasers, in exchange for amounts funded by the Purchasers in cash together with a deferred purchase price payment obligation payable from collections of Receivables. Thereafter, interests in newly originated Receivables are generally transferred to the Purchasers on a daily basis. Collections of Receivables, after certain amounts are set aside for payment of “yield” and fees related to the facility, generally are transferred to ADM Receivables Ireland in reduction of the deferred payment obligation and, in turn, to ADM International and the other Originators in reduction of ADM Receivables Ireland’s deferred obligation to pay the purchase price for the Receivables. In addition, collections will be applied, on a priority basis pursuant to the terms of the Receivables Transfer Agreement, to reduce incremental investments funded by the Purchasers, from time to time at the request of ADM Receivables Ireland or upon termination of the securitization facility. The facility is subject to reserve requirements and termination events that are customary for such a facility.

Receivable balances related to this receivables securitization facility have previously been reported as trade receivables in ADM’s consolidated balance sheets. When funding is obtained under the facility, those receivable balances generally will no longer be reported as trade receivables in ADM’s consolidated balance sheets.

The facility will terminate on March 20, 2015 unless extended by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: March 27, 2014	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary